Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

THE HILLMAN GROUP, INC.

FIRST: The name of the corporation is The Hillman Group, Inc.

SECOND: The registered office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares which the corporation is authorized to issue is 100 shares of Common Stock, $0.01 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Address
Rebecca L. Weaver	2000 One Logan Square Philadelphia, PA 19103

SIXTH: Elections of directors need not be by written ballot.

SEVENTH: The original bylaws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the board of directors shall have the power, in addition to the stockholders, to make, alter, or repeal the bylaws of the corporation.

EIGHTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to any provision of this Certificate of Incorporation in accordance with subsection (a) of Section 141 of Title 8 of the Delaware Code, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by Title 8 of the Delaware Code.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 9th day of November, 1998.

/s/ Rebecca L. Weaver
Rebecca L. Weaver Incorporator

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE HILLMAN GROUP, INC.

The Hillman Group, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), for the purpose of amending its Certificate of Incorporation pursuant to Section 242 of the Delaware General Corporation Law does hereby certify as follows:

1. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FOURTH. The total number of shares which the corporation is authorized to issue is 200 shares of Common Stock, par value $0.01 per share.”

2. The Corporation hereby certifies that the amendment set forth above has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law and has been consented to in writing by the stockholder of the Corporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 31st day of May, 2001.

THE HILLMAN GROUP, INC.

By:	/s/ Joseph M. Corvino
Name:	Joseph M. Corvino
Title:	Vice President

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AXXESS TECHNOLOGIES, INC.

WITH AND INTO

THE HILLMAN GROUP, INC.

Pursuant to Section 253 of

the Delaware General Corporation Law

The Hillman Group, Inc., a corporation organized end existing under the laws of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY:

FIRST: That the Company was incorporated on November 9, 1998, pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

SECOND: That the Company owns all of the outstanding capital stock of Axxess Technologies, Inc., a Delaware corporation (the “Subsidiary Corporation”), incorporated on April 29, 1993 pursuant to the DGCL.

THIRD: That the Company, by resolutions of its Board of Directors duly adopted on May __, 2001, as set forth on Exhibit A hereto, determined to merge into itself the Subsidiary Corporation (the “Merger”).

FOURTH: That this Certificate of Ownership and Merger shall become effective at 12:05 a.m. on June 1, 2001.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be duly executed in its corporate name on the 31st day of May, 2001, in accordance with Sections 103 and 253 of the DGCL.

THE HILLMAN GROUP, INC.

By:	/s/ Joseph M. Corvino
Joseph M. Corvino
Vice President

Exhibit A

RESOLUTIONS OF THE

BOARD OF DIRECTORS OF

THE HILLMAN GROUP, INC.

RESOLVED, that the Subsidiary Corporation shall be merged with and into the Company with the Company continuing as the surviving corporation (the “Merger”) pursuant to Section 253 of the DGCL; and that the Merger shall become effective and the corporate existence of the Subsidiary Corporation shall cease upon the time and date specified in the Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware pursuant to the applicable provisions of the DGCL with respect to the Merger; and it is further

RESOLVED, that the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), which shall continue its corporate existence under the DGCL, including the provisions of Section 259 thereof, and shall possess all rights and assets of each of the Company and the Subsidiary (the “Constituent Corporations”) in the Merger and be subject to all the liabilities and obligations of each of the Constituent Corporations in accordance with the provisions of the DGCL; and it is further

RESOLVED, that the certificate of incorporation and the bylaws of the Company shall continue in full force and effect as the certificate of incorporation of the Surviving Corporation; and it is further

RESOLVED, that the officers of the Company be, and they hereby are, authorized, empowered and directed, on behalf and in the name of the Company, to determine the date of filing of the Certificate of Ownership and Merger under the DGCL and to cause the transactions contemplated by these resolutions to be consummated and performed in the manner provided therein and from time to time to do, or cause to be done, all such other acts or things, and to execute and deliver all such agreements, instruments, certificates and other documents, and to affix and attest thereto, or cause to be affixed and attested thereto, the corporate seal of the Company as such officer acting shall deem in his or her sole discretion desirable to carry out the purposes and intents of any of the foregoing resolutions; and it is further

RESOLVED, that the signing by any of the Company’s officers of any of the documents or instruments referred to in, or contemplated by, the foregoing resolutions or the taking by them of any actions to carry out the foregoing shall conclusively establish the officer’s approval of the form of any such documents or instruments signed by him and of the actions referred to therein or contemplated thereby and also the officer’s determination that such documents, instruments and actions are desirable or appropriate; and it is further

RESOLVED, that each officer of the Company is hereby authorized to perform such further acts and execute and deliver such further documents or instruments as such officer may deem necessary or desirable to carry out with respect to the Company the intents and purposes of the foregoing resolutions; and it is further

RESOLVED, that any acts of any officer or officers of the Company, and any person or persons designated and authorized to act by any officer of the Company, on behalf of the

Company, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company.

2

CERTIFICATE OF MERGER

OF

SUNSOURCE CORPORATE GROUP, INC.

(a Delaware corporation)

INTO

THE HILLMAN GROUP, INC.

(a Delaware corporation)

Pursuant to Sections 103 and 251(c) of the General

Corporation Law of the State of Delaware

The Hillman Group, Inc., a Delaware corporation, which desires to merge with SunSource Corporate Group, Inc., a Delaware corporation, pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware (the “Merger”), hereby certifies as follows:

FIRST: The names and states of incorporation of the constituent corporations in the Merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
The Hillman Group, Inc.	Delaware

SunSource Corporate Group, Inc.	Delaware

SECOND: An Agreement of Merger, dated May      2001, between the Constituent Corporations (the “Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.

THIRD: The surviving corporation shall be The Hillman Group, Inc., a Delaware corporation (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of The Hillman Group, Inc.

FIFTH: The executed Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 3000 One Logan Square, Philadelphia, PA 19103.

SIXTH: A copy of the executed Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SEVENTH: The Merger shall become effective at 12:10 a.m. on June 1, 2001.

IN WITNESS WHEREOF, The Hillman Group, Inc. has caused this Certificate of Merger to be signed by its Vice President as of this 31st day of May, 2001.

THE HILLMAN GROUP, INC.
a Delaware corporation

By:	/s/ Joseph M. Corvino
Name:	Joseph M. Corvino
Title:	Vice President

2

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is The Hillman Group, Inc.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 01/04/2010

/s/ James P. Waters
James P. Waters, Secretary